SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2008

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Lake Road
Dayville, CT 06241
(Address of Principal Executive Offices) (Zip Code)

(860) 779-2800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2008, United Natural Foods, Inc. (the “Company”) entered into an Office Lease (the “Lease Agreement”) with Alco Cityside Federal LLC (“Alco”), under which the Company will lease office space to be used as its corporate headquarters in the “American Locomotive Building,” located at 317 Iron Horse Way, Providence, Rhode Island.  The Lease Agreement has an initial term of 10 years, unless sooner terminated according to its terms, and grants the Company options to renew the term for two consecutive five year periods.  The Company must provide Alco with written notice of its intent to exercise each renewal option not less than 12 months prior to the expiration of the initial lease term or the first renewal term, as applicable.

Under the Lease Agreement, the Company is required to pay base rent of $62,784.38 per month for the first 18 months of the initial term, increasing to a maximum of $105,120.00 per month for the final 36 months of the initial term.  In the event that the Company exercises its first five-year renewal option, the Company will be required to pay monthly base rent of $121,545.00 for the first year of the renewal term, increasing to a maximum of $135,473.40 per month for the final year of the renewal term.  In the event that the Company exercises its second five-year renewal option, base rent for the second five-year period will be calculated based upon market rates and charges for comparable space.  The amount of base rent payable by the Company is subject to adjustment as set forth in the Lease Agreement.  In addition to base rent, the Company is obligated to pay certain building operating costs, taxes and other expenses allocable to the leased premises.

The Lease Agreement contains customary representations, warranties, covenants, indemnities and events of default.  The Lease Agreement grants Alco the right to terminate the Lease Agreement upon the occurrence of an event of default.

The foregoing is a summary of the material provisions of the Lease Agreement and is qualified in its entirety by reference to the full text of the Lease Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending November 1, 2008.

Item 7.01.	Regulation FD Disclosure.

On October 16, 2008, the Company issued a press release announcing the execution of the Lease Agreement and its plans to relocate the Company’s headquarters from Dayville, Connecticut to Providence, Rhode Island.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 16, 2008: “United Natural Foods, Inc. Announces Plans to Relocate Corporate Headquarters to Providence, Rhode Island.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Natural Foods, Inc.

By:   /s/ Mark E. Shamber
Mark E. Shamber
Vice President and Chief Financial Officer

Date:  October 20, 2008